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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported)   January 8, 1998
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                             METAL MANAGEMENT, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                0-14836                                   94-2835068
         (Commission File Number)           (I.R.S. Employer Identification No.)







        500 N. Dearborn Street, Suite 405, Chicago, IL           60610
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          (Address of Principal Executive Offices)             (Zip Code)



                                 (312) 645-0700
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               (Registrant's Telephone Number, Including Area Code)




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ITEM 5. OTHER EVENTS

     On January 8, 1998, pursuant to an Agreement and Plan of Merger, dated December 11, 1997 (the "Merger Agreement"), among Metal Management, Inc. (the "Company"), HCS Acquisition, Inc., Houston Compressed Steel Corp. ("Houston Compressed") and the shareholders of Houston Compressed, the Company completed its acquisition of Houston Compressed, as described in the press release which is filed as an exhibit hereto and incorporated herein by reference. Pursuant to the Merger Agreement, HCS Acquisition, Inc., a wholly owned subsidiary of the Company, was merged with and into Houston Compressed in exchange for (i) the issuance to the shareholders of Houston Compressed of 253,176 shares of the Company's common stock and (ii) the issuance to the President and Vice President and General Manager of Houston Compressed of options to purchase an aggregate of 45,000 additional shares of the Company's common stock, at an exercise price of $16.50 per share. In addition, at the Closing the President and Vice President and General Manager of Houston Compressed entered into multi-year employment agreements with Houston Compressed.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Exhibits.

       10.1 Agreement and Plan of Merger, dated December 11, 1997, by and among Metal Management, Inc., HCS Acquisition, Inc., Houston Compressed Steel Corp. and the Shareholders of Houston Compressed Steel Corp. (incorporated by reference to Exhibit 4.11 to the Company's Registration Statement on Form S-3 (Registration No. 333-43423)).

       99.1 Press Release dated January 9, 1998.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           METAL MANAGEMENT, INC.





Dated: January 22, 1998                    By: /s/ Gerard M. Jacobs
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                                           Gerard M. Jacobs
                                           Chief Executive Officer